UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2025

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7250 Redwood Blvd., Suite 300
Novato, California 94945
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2025, Blend Labs, Inc. (the “Company”) announced that Jason Ream has been appointed as Head of Finance and Administration of the Company. Mr. Ream joined the Company as Head of Administration on August 7, 2025 and will assume the role of Head of Finance (principal financial officer) following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Mr. Ream will succeed Amir Jafari, the Company’s current Head of Finance and Administration, who will depart the Company following a transition period.

Mr. Ream, age 53, served as Senior Managing Director of Haveli Investments, L.P. (“Haveli”), a private equity firm, from March 2022 to August 2025. From September 2021 to February 2022, Mr. Ream served as a Special Advisor to SailPoint Technologies Holdings, Inc., a provider of enterprise identity security solutions, and as Chief Financial Officer from May 2019 to August 2021. From July 2018 to May 2019, Mr. Ream served as Chief Financial Officer of Mitratech Holdings, Inc., a provider of legal and compliance software solutions. From April 2016 to March 2018, Mr. Ream served as Chief Financial Officer of Relativity ODA, LLC, a provider of e-discovery software solutions. Mr. Ream also held various positions at SolarWinds Corporation, a provider of IT infrastructure management software, from April 2009 to April 2016, including Executive Vice President and Chief Financial Officer from October 2013 to April 2016, Vice President of Growth Strategy from October 2012 to October 2013, and Vice President, Tools from December 2011 to October 2012. Prior to joining SolarWinds, Mr. Ream worked for J.P. Morgan as an executive director in investment banking from July 2006 to January 2009. From July 1999 to July 2006, he held various roles in investment banking at UBS, Piper Jaffray, and Credit Suisse First Boston. Mr. Ream received an A.B. in mathematics from Amherst College.

In connection with Mr. Ream’s appointment as Head of Finance and Administration, the Company entered into an employment offer letter (the “Ream Offer Letter”) which provides that Mr. Ream will receive a base salary of $400,000 per year and will be eligible to receive an annual cash bonus with a target level of $250,000, based on achieving performance objectives established by the Company’s board of directors or its designated committee and subject to his continued employment through the payment date. In addition, Mr. Ream will be granted an award of restricted stock units (“RSUs”) with respect to 2,200,000 shares of the Company’s Class A common stock (the “RSU Award”). 25% of the RSUs subject to the RSU Award will vest after 12 months of continuous service and the remaining 75% of the RSUs subject to the RSU Award will vest in equal quarterly installments over the next 36 months of continuous service. For purposes of the RSU Award, each quarterly vesting date will occur on the first trading day on or after each of February 20, May 20, August 20, and November 20, in each case, subject to Mr. Ream’s continued service to the Company on the vesting date.

The Ream Offer Letter also provides that Mr. Ream will be eligible to enter into the Company’s Form of Change in Control and Severance Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on 10-Q, filed with the SEC on November 6, 2024.

There are no family relationships between Mr. Ream and any director or executive officer of the Company and there are no arrangements or understandings between Mr. Ream and any other persons pursuant to which Mr. Ream was appointed. For the avoidance of doubt, Mr. Ream was not appointed as a result of any arrangement between Haveli and the Company.

The foregoing summary of the material terms of the Ream Offer Letter is qualified in its entirety by reference to the full text of the Ream Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company will also enter into its standard form of indemnification agreement with Mr. Ream, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257223), filed with the SEC on July 6, 2021.

Item 7.01    Regulation FD Disclosure
On August 7, 2025, the Company issued a press release regarding the Head of Finance and Administration transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01      Financial Statements and Exhibits
(d) Exhibits

Exhibit No.
99.1	Press Release, dated August 7, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: August 7, 2025
	By:	/s/ Nima Ghamsari
	Name:	Nima Ghamsari
	Title:	Head of Blend and Co-Founder (Principal Executive Officer)